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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 1997, included in the Annual Report of Penn Virginia Corporation on Form 10-K for the year ended December 31, 1996, into Penn Virginia Corporation's previously filed Registration Statements Nos. 2-67355, 2-77500, 33-40430, 33-59647 and 33-59651 on Form S-8.


                                        /s/ ARTHUR ANDERSEN LLP
                                        --------------------------
                                        ARTHUR ANDERSEN LLP

Houston, Texas
March 27, 1997